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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report for Golfsmith International Holdings, Inc. dated March 21, 2003 in the Registration Statement (Form S-4 No. 333-10177) and the related prospectus of Golfsmith International, Inc. and Golfsmith International Holdings, Inc. for the registration of $93,750,000 aggregate principal amount at maturity of 8.375% Senior Secured Notes due 2009.



                                      /s/  Ernst & Young LLP

Austin, Texas
May 21, 2003